UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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CMS Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January ___, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of CMS Bancorp, Inc., the holding company of Community Mutual Savings Bank, which will be held on Thursday, February 19, 2009 at 3:00 p.m., Eastern time, at the Crowne Plaza Hotel, located at 66 Hale Avenue, White Plains, New York 10601.

The attached Notice of Annual Meeting of Shareholders and proxy statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of CMS Bancorp and Community Mutual Savings Bank, and you will have an opportunity to ask questions.

The Board of Directors of CMS Bancorp has determined that an affirmative vote on the matters to be considered at the Annual Meeting is in the best interests of CMS Bancorp and its shareholders and unanimously recommends a vote “FOR” these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting of Shareholders. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of CMS Bancorp and Community Mutual Savings Bank, we thank you for your continued support and look forward to seeing you at the 2009 Annual Meeting of Shareholders.

Sincerely yours,

Thomas G. Ferrara	John E. Ritacco
Chairman of the Board of Directors	President and Chief Executive Officer

CMS BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, February 19, 2009
Time:	3:00 p.m., Eastern time
Place:	Crowne Plaza Hotel 66 Hale Avenue White Plains, New York 10601

At our 2009 Annual Meeting of Shareholders, we will ask you to:

1.	Elect Susan A. Massaro and Matthew G. McCrosson to serve as directors for a term of office to expire in 2012 or until their successors are elected and qualified;

2.	Ratify the appointment of Beard Miller Company LLP as CMS Bancorp’s independent registered public accounting firm for the fiscal year ending September 30, 2009;

3.	Approve an amendment to CMS Bancorp’s Certificate of Incorporation to reduce the number of shares of common stock, $0.01 par value, CMS Bancorp is authorized to issue from 14,000,000 shares to 7,000,000 shares; and

4.	Transact such other business as may properly come before the 2008 Annual Meeting of Shareholders and any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

The Board of Directors has fixed January 2, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the 2009 Annual Meeting of Shareholders and any adjournment or postponement thereof. Only shareholders of record at the close of business on January 2, 2009 will be entitled to notice of and to vote at the 2009 Annual Meeting of Shareholders and any adjournment or postponement thereof.

By Order of the Board of Directors,

Stephen Dowd
Senior Vice President, Chief Financial Officer and Secretary

White Plains, New York

January ___, 2009

You are cordially invited to attend the 2009 Annual Meeting of Shareholders. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the 2009 Annual Meeting of Shareholders.

CMS BANCORP, INC.

123 Main Street

White Plains, New York 10601

(914) 422-2700

PROXY STATEMENT FOR THE

2009 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on February 19, 2009

INFORMATION ABOUT THE ANNUAL MEETING

General

CMS Bancorp, Inc. (“CMS Bancorp”), a Delaware corporation, is registered as a savings and loan holding company with the Office of Thrift Supervision and owns all of the capital stock of Community Mutual Savings Bank (“Community Mutual”). CMS Bancorp’s common stock is listed on the Nasdaq Capital Market under the symbol “CMSB.” As used in this proxy statement, “we,” “us” and “our” refer to CMS Bancorp and its subsidiaries, unless the context requires otherwise. The term “annual meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

We have sent you this proxy statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the annual meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the annual meeting. This process is described below in the section entitled “Voting Rights.”

We began mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about January ___, 2009 to all shareholders entitled to vote. If you owned common stock of CMS Bancorp at the close of business on January 2, 2009, the record date, you are entitled to vote at the annual meeting. On the record date, there were 1,924,118 shares of common stock outstanding, each of which is entitled to one vote.

Voting Rights

You are entitled to one vote at the annual meeting for each share of the common stock of CMS Bancorp that you owned at the close of business on January 2, 2009. The number of shares you own (and may vote) is listed on the proxy card.

You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting and obtain and submit a ballot, which we will provide to you at the annual meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” the proposals identified in the Notice of Annual Meeting of Shareholders.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the annual meeting, other than that listed in the Notice of Annual Meeting of Shareholders.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the annual meeting.

Vote Required

Proposal 1: Election of Directors. To be elected, a nominee for director must receive a plurality of the votes cast at the annual meeting. If you do not vote for a nominee, or you indicate “withhold authority” for a nominee on your proxy card, your vote will not count “FOR” or “AGAINST” the nominee. You may not vote your shares cumulatively for the election of the director nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. Approval of Proposal 2 requires the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. If you abstain from voting, it will have the same effect as if your vote was not cast with respect to this proposal.

Proposal 3: Reduce the Number of Authorized Shares of the Company’s Common Stock, $0.01 par value, from 14,000,000 Shares to 7,000,000 Shares. Approval of Proposal 3 requires the affirmative vote of the majority of shares outstanding and entitled to vote on the proposal. If you abstain from voting, it will have the same effect as if your vote was cast against this proposal.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker may vote your shares on Proposals 1 and 2 even if the broker does not receive instructions from you. If your broker does not vote on one or more of the proposals, this will constitute a “broker non-vote.” A broker non-vote will not be counted as having voted in person or by proxy and will have no effect on the outcome of the election of the directors or the ratification of the appointment of our independent registered public accounting firm. A broker non-vote will have the same effect as a vote against Proposal 3, the proposal to decrease the number of shares of common stock we are authorized to issue.

Confidential Voting Policy

CMS Bancorp maintains a policy of keeping shareholder votes confidential. Only the inspector of election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

Revoking Your Proxy

You may revoke your grant of proxy at any time before it is voted by:

•	filing a written revocation of the proxy with the Secretary;

•	submitting a signed proxy card bearing a later date; or

•	attending and voting in person at the annual meeting, at which time you must file a written revocation with the Secretary of the annual meeting prior to voting.

If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the annual meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of CMS Bancorp.

Solicitation of Proxies

CMS Bancorp will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of CMS Bancorp and Community Mutual may solicit proxies by mail, telephone and other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-KSB

Annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and all amendments to those reports are available free of charge from our website, www.cmsbk.com, in the Investor Relations section under “SEC Filings.” These reports are also available on the Securities and Exchange Commission’s website at www.sec.gov.

If you would like a copy of our annual report on Form 10-KSB for the fiscal year ended September 30, 2008, we will send you one (without exhibits) free of charge. Please send a request for a copy of the annual report to us at our principal executive offices: CMS Bancorp, Inc., Attn: Corporate Secretary, 123 Main Street, White Plains, New York 10601.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of CMS Bancorp

The following table contains common stock ownership information for persons known to CMS Bancorp to “beneficially own” 5% or more of CMS Bancorp’s common stock as of January 2, 2009. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership also includes that number of shares that an individual has the right to acquire within 60 days (such as stock options) after January 2, 2009. Two or more persons may be considered the beneficial owner of the same shares. CMS Bancorp obtained the information provided in the following table from filings with the Securities and Exchange Commission (“SEC”) and from its corporate records.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent
Common Stock, par value $0.01 per share	Roger Feldman and Harvey Hanerfeld 1919 Pennsylvania Ave., NW Suite 725 Washington, DC 20006	170,188	(1)	8.8%

Common Stock, par value $0.01 per share	Employee Stock Ownership Plan of CMS Bancorp, Inc. 123 Main Street White Plains, NY 10601	164,413	(2)	8.5%

Common Stock, par value $0.01 per share	Cross River Capital Management LLP 90 Grove Street, Suite 201 Ridgefield, CT 06877	128,858	(3)	6.7%

(1)	Based on information reported by Roger Feldman and Harvey Hanerfeld on a Schedule 13G filed with the SEC on April 26, 2007 and West Creek Capital, Inc. on a Schedule 13F filed with the SEC on November 7, 2008. The total amount of beneficial ownership includes shares beneficially owned by each of Roger Feldman (1,104 shares) and Harvey Hanerfeld (1,105 shares), each as individuals, and as sole stockholders, directors and executive officers of West Creek Capital, Inc., a Delaware corporation that is the general partner of West Creek Capital, L.P., a Delaware limited partnership that is the investment adviser to (i) West Creek Partners Fund L.P., a Delaware limited partnership, and (ii) WC Select L.P., a Delaware limited partnership, which reported shared voting power with respect to 167,979 shares.

(2)

The Employee Stock Ownership Plan of CMS Bancorp, Inc. (the “ESOP”) is a tax qualified employee stock ownership plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with individual accounts for the accrued benefits of participating employees and their beneficiaries. The ESOP’s assets are held in trust by First Bankers Trust Services, Inc., as plan trustee (the “Plan Trustee”). The number of shares listed as beneficially owned represents the entire number of shares of CMS Bancorp common stock held by the Plan Trustee as of January 2, 2009. As of January 2, 2009, 10,961 shares of CMS Bancorp common stock had been allocated to individual accounts established for participating employees and their beneficiaries, and 153,452 of such shares were held, unallocated, for allocation in future years. In general, participating employees and their beneficiaries have the power and authority to direct the voting of shares of CMS Bancorp common stock allocated to their individual accounts. The ESOP, through the Plan Trustee, has shared voting power over unallocated CMS Bancorp common stock. Any unallocated CMS Bancorp common stock is generally required to be voted by the Plan Trustee in the same proportion as CMS Bancorp common stock which has been allocated to Participants is directed to be voted. The ESOP, through the Plan Trustee shares dispositive power over all unallocated CMS Bancorp common stock held by the ESOP. The ESOP, acting through the Plan Trustee shares dispositive power over allocated CMS Bancorp common stock with participating employees and their beneficiaries, who have the right to determine whether CMS Bancorp common stock allocated to their respective accounts will be tendered in response to a tender offer but otherwise have no dispositive power. Any unallocated CMS Bancorp common stock is generally required to be tendered by the Plan Trustee in the same proportion as CMS Bancorp common stock which has been allocated to Participants is directed to be tendered. In limited circumstances, ERISA may confer upon the Plan Trustee the power and duty to control the voting and tendering of CMS Bancorp common stock allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. The ESOP disclaims voting power with respect to such allocated CMS Bancorp common stock.

(3)	Based on information reported by Cross River Capital Management LLP, Cross River Partners LP and Richard Murphy on a Schedule 13D/A filed with the SEC on July 3, 2008, which reported shared voting power with respect to 128,858 shares.

Security Ownership of Management

The following table shows the number of shares of CMS Bancorp’s common stock beneficially owned by each director, each executive officer appearing in the “Summary Compensation Table,” and all directors and executive officers of CMS Bancorp as a group, as of January 2, 2009. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership also includes that number of shares that an individual has the right to acquire (such as upon the exercise of stock options) within 60 days after January 2, 2009. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.

Name of Beneficial Owner	Position with CMS Bancorp	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Common Stock Outstanding
William V. Cuddy, Jr.	Director	28,200	(3)	1.5%
Stephen Dowd	Senior Vice President and Chief Financial Officer	16,900	(4)	*
Thomas G. Ferrarra	Chairman	27,367	(5)	1.4%
Susan A. Massaro	Director	8,200		*
Cheri R. Mazza	Director	7,200		*
Matthew G. McCrosson	Director	7,600		*
John E. Ritacco	President, Chief Executive Officer and Director	41,867	(6)	2.2%
AnneMarie V. Romagnoli	Director	3,909		*
Christopher Strauss	Senior Vice President and Senior Lending Officer	15,630	(7)	*
All Executive Officers and Directors as a Group (9 Persons)		156,873		8.0%

*	Less than 1.0% of the total outstanding shares of common stock.

(footnotes on following page)

(1)	Based on a total of 1,924,118 shares of CMS Bancorp’s common stock outstanding (outstanding shares, before deducting shares held for the CMS Bancorp, Inc. 2007 Recognition and Retention Plan (the “RRP”) by the trustee) as of January 2, 2009.

(2)	Includes unvested shares of restricted stock awards held in trust as part of the RRP, with respect to which the beneficial owner has voting but not investment power as follows: Mr. Cuddy – 1,600 shares; Mr. Dowd – 8,000 shares; Mr. Ferrara – 3,280 shares; Ms. Massaro – 1,600 shares; Ms. Mazza – 1,600 shares; Mr. McCrosson – 1,600 shares; Mr. Ritacco – 16,441 shares; Ms. Romagnoli – 1,600 shares; and Mr. Strauss – 8,000 shares.

Includes vested options to purchase shares of common stock at $10.12 per share as part of the CMS Bancorp, Inc. 2007 Stock Option Plan as follows: Mr. Cuddy – 1,200 shares; Mr. Dowd – 4,400 shares; Mr. Ferrara – 2,055 shares; Ms. Massaro – 1,200 shares; Ms. Mazza – 1,200 shares; Mr. McCrosson – 1,200 shares; Mr. Ritacco – 10,276 shares; Ms. Romagnoli – 1,200 shares; and Mr. Strauss – 4,400 shares

(3)	Includes 10,000 shares held in the name of Mr. Cuddy’s spouse.

(4)	Includes 2,000 shares held in an individual retirement account (“IRA”) for the benefit of Mr. Dowd.

(5)	Includes 2,852 shares held by Future Value Associates, Ltd., 18,200 shares held in an IRA for the benefit of Mr. Ferrara, and 50 shares held in the name of each of Mr. Ferrara’s three daughters (150 shares total).

(6)	Includes 10,325 shares held in an IRA for the benefit of Mr. Ritacco, 390 shares held in an IRA for the benefit of Mr. Ritacco’s spouse, 225 shares held in the name of Mr. Ritacco’s daughter and 100 shares held in the name of Mr. Ritacco’s son. 4,110 vested shares awarded under the RRP are pledged as collateral for a margin loan.

(7)	Includes 1,230 shares held in an IRA for the benefit of Mr. Strauss.

PROPOSAL 1

ELECTION OF DIRECTORS

GENERAL

Nominees	Term to Expire
Susan A. Massaro	2012
Matthew G. McCrosson	2012

Directors Massaro and McCrosson are currently serving on our Board of Directors. If elected, Directors Massaro and McCrosson will hold office until the annual meeting in 2012 or until their successors have been elected and qualified. Each of the nominees has consented to being named in this proxy statement, and to serve if elected.

If, for any reason, any of the nominees proves unable or unwilling to stand for election, the Board of Directors will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy and, if any of the nominees is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees would prove unable to serve if elected.

Nominees and Continuing Directors

Nominees	Age(1)	Position with CMS Bancorp	Director Since(2)	Term Expires
Susan A. Massaro	52	Director	1998	2009
Matthew G. McCrosson	58	Director	2005	2009

Continuing Directors
William V. Cuddy, Jr.	49	Director	1994	2011
Thomas G. Ferrara	53	Chairman	1993	2010
Cheri R. Mazza	50	Director	2006	2010
John E. Ritacco	54	President, Chief Executive Officer and Director	2005	2010
Annemarie V. Romagnoli	73	Director	1996	2011

(1)	As of September 30, 2008.

(2)	Includes service as a trustee of Community Mutual prior to the formation of CMS Bancorp in 2007.

DIRECTOR AND OFFICER BIOGRAPHICAL INFORMATION

The principal occupation and business experience of each director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

Susan A. Massaro has been Executive Vice President, Professional Services of Scivantage, Inc., a premier provider of web-based, front- and middle-office brokerage solutions since 2005. In this position, she is responsible for the overall leadership, management and operation of Scivantage’s information technology professional services. Ms. Massaro brings over 30 years of experience in computer, information technology and professional services businesses to this position. Ms. Massaro came to Scivantage from Nova. Corp., where she built and for five years led a nationwide Professional Services Organization with Fortune 500 clients delivering data center, facility, business continuity, relocation and staff augmentation services from 2001 to 2005. Ms. Massaro was previously Senior Vice President of Professional Services with Qwest Communications International, where she managed a national division which developed and delivered managed services complimenting hosting products, e-business solutions, and the implementation of infrastructure for IP environments.

Matthew G. McCrosson has been partner in charge of consulting for O’Connor, Davies, Munns & Dobbins LLP, Accountants and Consultants, since January 2006. From July 2000 to December 2005, Mr. McCrosson was principal in charge of consulting for O’Connor, Davies, Munns & Dobbins. Prior to that, Mr. McCrosson was with KPMG Consulting, in the firm’s public services line of business. Earlier in his carrer, Mr. McCrosson served as chief financial officer or chief operating officer of several national and regional not-for-profit organizations.

Continuing Directors

William V. Cuddy, Jr. has been Executive Vice President of CB Richard Ellis Group, Inc., providing commercial real estate brokerage services to clients in Westchester County, New York, and Fairfield County, Connecticut for over five years, where he leads a team of professionals in providing exclusive agency services and tenant representation.

Thomas G. Ferrara has been Chairman of the Board of Trustees of Community Mutual since January 2005. Since 1994, Mr. Ferrara has been President of Future Value Associates, Ltd., a consulting firm for 401(k) plans, benefit plans, estate planning, insurance and variable annuities and mutual funds. He is also currently a registered representative with Park Avenue Securities LLC, an SEC-registered investment advisor and broker-dealer. Mr. Ferrara holds an undergraduate degree in Commerce from Niagara University. He received his Masters of Business Administration from Pace University. He serves on the Boards of Calvary Hospital, in the Bronx, New York, The Fred S. Keller School in Yonkers, New York, The Pound Ridge Library Foundation, Pound Ridge, New York, and The National Corvette Museum in Bowling Green, Kentucky. In addition, Mr. Ferrara’s civic activities have included coaching girls basketball for the local Catholic Youth Organization, serving on the Parents’ Executive Council of Loyola College in Maryland, as well as the Inner City School Fund for the Cardinal’s Committee for the Archdiocese of New York. Mr. Ferrara is also an active alumnus with Niagara University.

Cheri R. Mazza has been an associate professor of accounting at Fordham University since September 2000. Prior to joining Fordham University, Ms. Mazza was a project manager at the Financial Accounting Standards Board. Ms. Mazza is a certified public accountant and a certified management accountant.

John E. Ritacco has been President and Chief Executive Officer of Community Mutual since April 21, 2005. Mr. Ritacco has a diversified background in retail and commercial banking spanning more than 25 years. Prior to joining Community Mutual, Mr. Ritacco served as Senior Vice President, Middle Market Lending for Union State Bank. From 2001 to 2004, Mr. Ritacco served as President and Chief Executive Officer of Reliance Bank, based in White Plains.

Annemarie V. Romagnoli has served as an adjunct professor at the College of New Rochelle graduate school since 1988. Mrs. Romagnoli presently provides seminars at Dominican College in Sparkhill, New York for undergraduate and graduate students in the field of elementary, secondary and special education. Mrs. Romagnoli is a retired principal and administrator of the Clarkstown School District in New City, New York. She holds an undergraduate degree in education from Fordham University and masters degrees in special education and administration from the College of New Rochelle.

Executive Officers Who are Not Directors

Biographical information and the business experience of each non-director executive officer of CMS Bancorp are set forth below.

Stephen Dowd, age 54, has served as Senior Vice President and Chief Financial Officer of Community Mutual since October 2005. Mr. Dowd has extensive experience in finance, having served as the chief financial officer of a technology consulting firm from 1999 to 2005. From 1990 to 1999, Mr. Dowd held various accounting and finance positions at ASARCO, a publicly held international mining company. Prior to that, Mr. Dowd was a senior manager at Ernst and Young, in the New York and White Plains offices, where he served clients in numerous industries, including banking.

Christopher Strauss, age 64, has served as Senior Vice President and Senior Lending Officer, Compliance Officer and BSA Officer of Community Mutual since October 2005. From March 2004 to September 2005, Mr. Strauss was Vice President of Credit Administration at Union State Bank, where he managed the credit underwriting process in the bank’s Westchester Loan Center originating commercial and industrial and commercial real estate loans. From 2001 to March 2004, Mr. Strauss was Senior Vice President and Senior Lending Officer at Reliance Bank in White Plains, New York, where he managed all aspects of the bank’s lending, including underwriting and credit decisions on all new and renewing loans, pricing and structuring on new and renewing loans, loan servicing, credit grading, and loan collection. In addition, he acted as Reliance Bank’s Compliance Officer, managing the bank’s compliance program to include all lending, branch operations and Bank Secrecy Act requirements.

INFORMATION ABOUT THE BOARD OF DIRECTORS

General

CMS Bancorp’s Board of Directors currently consists of seven members. CMS Bancorp’s charter provides that the Board of Directors is divided into three classes, as nearly equal in number as possible. The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors will not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending monthly meetings of the Board of Directors. Our directors also discuss business and other matters with the Chairman of the Board of Directors, other key executives, and our principal external advisers, including legal counsel, auditors, financial advisors, and other consultants.

Meetings of the Board of Directors

The Board of Directors held a total of 12 regular and special meetings during the fiscal year ended September 30, 2008. Each incumbent director attended at least 75% of the meetings of the Board of Directors held during the time in which they served as director, plus meetings of committees on which that particular director served during this period.

Independent Directors

CMS Bancorp uses the The Nasdaq Stock Market’s definition of independence to determine the independence of its directors. The Board of Directors has determined that all of its current members except for Mr. Ritacco are “independent” directors under The Nasdaq Stock Market’s rules.

Consistent with The Nasdaq Stock Market’s rules, independent directors meet in regularly scheduled executive sessions without non-independent directors. The independent directors have selected Thomas G. Ferrara to serve as the presiding director at the executive sessions for the 2009 fiscal year. The presiding director will take a lead role in the Board’s self-evaluation process.

The Nasdaq Stock Market’s rules, as well as SEC rules, impose additional independence standards for all members of the Audit Committee. CMS Bancorp’s Board of Directors believes that the current members of the Audit Committee meet these additional standards.

Committees of the Board of Directors

The CMS Bancorp Board of Directors has established the following committees:

Executive Committee. The Executive Committee of our Board of Directors exercises the powers of the Board of Directors between board meetings. Directors Ferrara, Cuddy, Ritacco and Romagnoli serve on the Executive Committee.

Audit Committee. Directors Cuddy, Mazza, McCrosson and Romagnoli serve on the Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our independent auditors, and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of our independent auditors. The Audit Committee reviews and approves all transactions with affiliated parties. The Board of Directors has adopted a written charter for the Audit Committee. Each of Directors Mazza and McCrosson qualifies as an “audit committee financial expert,” as that term is defined by SEC regulations, and the Board of Directors has designated them as such. A copy of the Audit Committee charter was filed as Appendix A to CMS Bancorp’s definitive proxy statement on Form 14A filed with the SEC on January 14, 2008. The Committee met seven times in the fiscal year ended September 30, 2008.

Compensation Committee. The Compensation Committee of the Board of Directors assesses the structure of the management team and the overall performance of CMS Bancorp and Community Mutual. The Compensation Committee establishes the compensation of the Chief Executive Officer, approves the compensation of other officers and determines compensation and benefits to be paid to employees of CMS Bancorp and Community Mutual. It also sets directors’ fees. The Compensation Committee is chaired by Director Ferrara, with Directors Massaro and Romagnoli serving as members. The Compensation Committee does not have any employee members. The Committee met twenty five times in the fiscal year ended September 30, 2008.

The Compensation Committee believes that its processes and oversight should be directed toward attracting, retaining and motivating employees and non-employee directors to promote and advance the interests and strategic goals of the Company. As requested by the Compensation Committee, the CEO will provide information and may participate in discussions regarding compensation for other executive officers.

The Compensation Committee also acts as the Employee Stock Ownership Plan (“ESOP”) Committee, and meets to review CMS Bancorp’s ESOP. The Compensation Committee also acts as the “Stock Option Plan Committee” and the “Retention and Recognition Plan Committee” in administering the CMS Bancorp, Inc. 2007 Stock Option Plan and the CMS Bancorp, Inc. 2007 Recognition and Retention Plan, respectively. The Compensation Committee utilizes the outside compensation consulting firm of Towers Perrin in determining compensation, but also considers other general industry information and trends, if available. A copy of the Compensation Committee charter was filed as Exhibit 99.1 to CMS Bancorp’s quarterly report on Form 10-QSB for the period ended March 31, 2008 filed with the SEC on May 13, 2008.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee meets to recommend the nomination of Directors to the full Board of Directors to fill the terms for the upcoming year or to fill vacancies during a term. The Nominating and Corporate Governance Committee will consider recommendations from shareholders if submitted in a timely manner in accordance with the procedures established in the bylaws and will apply the same criteria to all persons being considered. Directors Ferrara, Massaro and Romagnoli serve on the Nominating and Corporate Governance Committee. A current copy of the Nominating and Corporate Governance Committee charter was filed as Appendix B to CMS Bancorp’s definitive proxy statement on Form 14A filed with the SEC on January 14, 2008.

Each of CMS Bancorp’s committees listed above other than the Executive Committee is composed entirely of directors who are independent as such term is defined by Rule 4200(a)(15) of the Financial Industry Regulatory Authority Manual and our audit committee is comprised of directors who are independent in accordance with Rule 10A-3(m) of the Securities Exchange Act of 1934, as amended.

Compensation Committee Interlocks and Insider Participation

During the year ended September 30, 2008, there were no interlocks between members of the Compensation Committee or our executive officers and corporations with respect to which such persons are affiliated.

Directors’ Compensation

Meeting Fees. Each non-employee director of CMS Bancorp receives a fee of $1,000 for attendance at each board meeting and $400 for attendance at each meeting of a committee of which they are members. Mr. Ritacco, while serving as President and Chief Executive Officer, did not receive any additional compensation for serving as a director.

At a special meeting of the shareholders of the Company held on November 9, 2007, the shareholders approved the CMS Bancorp, Inc. 2007 Stock Option Plan and the CMS Bancorp, Inc. 2007 Recognition and Retention Plan (collectively the “Plans”). The Plans authorize the award of up to 205,516 stock options and 82,206 shares of restricted stock. On November 28, 2007, non-employee directors received an aggregate of 40,275 stock options with an exercise price of $10.12 (the “November 2007 Non-Employee Director Options”) and 14,110 shares of restricted stock with a grant date fair value of $10.12 per share (the “November 2007 Non-Employee Director Restricted Stock”). Of the November

2007 Non-Employee Director Options, each non-employee director except for Mr. Ferrara received options to purchase 6,000 shares of the Company’s common stock, and Mr. Ferrara received 10,275 options. The November 2007 Non-Employee Director Options vest in 20% increments over five years beginning on November 28, 2008 and expire on November 28, 2017. Of the November 2007 Non-Employee Director Restricted Stock, each non-employee director except for Mr. Ferrara received 2,000 restricted shares of the Company’s common stock, and Mr. Ferrara received 4,110 restricted shares. The November 2007 Non-Employee Director Restricted Stock vests in 20% increments over five years beginning on November 28, 2008. The Company expenses, in accordance with SFAS No. 123(R), the fair value of all options at $2.73 per option, over their five year vesting periods and expenses the fair value of all share-based compensation granted over the requisite five year vesting periods.

The following table sets forth information regarding compensation earned by the non-employee directors of CMS Bancorp during the last fiscal year.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation(4)	Nonqualified Deferred Compensation Earnings (5)	All Other Compensation ($)	Total ($)
William V. Cuddy, Jr.	15,600	3,373	2,730	—	—	—	21,703
Thomas G. Ferrara	28,800	6,932	4,675	—	—	—	40,407
Susan A. Massaro	26,400	3,373	2,730	—	—	—	32,503
Cheri R. Mazza	17,600	3,373	2,730	—	—	—	23,703
Matthew G. McCrosson	18,800	3,373	2,730	—	—	—	24,903
AnneMarie V. Romagnoli	26,800	3,373	2,730	—	—	—	32,903

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.

(2)	The amounts shown in this column represent actual expense recorded during fiscal year 2008, based on the number of shares of restricted stock granted and a per share value of $10.12 per share. Each grant of restricted stock vests over five years.

(3)	The amounts shown in this column represent the dollar amount recognized for financial statement purposes with respect to fiscal year 2008 in accordance with FAS 123(R). For more information concerning the assumptions used in these calculations, please refer to Note 16 to the audited financial statements included in the 2008 Annual Report. Options vest over five years.

(4)	In the fiscal year ended September 30, 2008, CMS Bancorp, Inc. did not have any non-equity plans pursuant to which compensation was payable to non-employee directors.

(5)	In the fiscal year ended September 30, 2008, CMS Bancorp, Inc. did not have any nonqualified deferred compensation plans.

Executive Compensation

The following table provides information about the compensation paid in fiscal years 2008 and 2007 to CMS Bancorp and Community Mutual’s President and Chief Executive Officer, Chief Financial Officer, and Senior Vice President and Senior Lending Officer (collectively, the “named executive officers”). CMS Bancorp has no other executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
John E. Ritacco, President and Chief Executive Officer	2008 2007	292,211 275,000	45,000 70,000	34,663 —	23,377 —	(4 —)	— —	18,560 4,442	413,811 349,442
Stephen Dowd, Senior Vice President and Chief Financial Officer	2008 2007	151,154 150,092	— 25,000	16,867 —	10,010 —	(4 —)	— —	9,386 3,102	187,417 178,194
Christopher Strauss, Senior Vice President and Senior Lending Officer	2008 2007	153,725 131,404	— 25,000	16,867 —	10,010 —	(4 —)	— —	10,269 6,006	190,871 162,410

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether paid as of September 30, of such year, or accrued as of September 30, and paid thereafter.

(2)	The amounts shown in this column represent actual expense recorded during fiscal year 2008, based on the number of shares of restricted stock granted and a per share value of $10.12 per share. Each grant of restricted stock vests over five years.

(3)	The amounts shown in this column represent the dollar amount recognized for financial statement purposes with respect to fiscal year 2008 in accordance with FAS 123(R). For more information concerning the assumptions used in these calculations, please refer to Note 16 to the audited financial statements included in the 2008 Annual Report. Options vest over five years.

(4)	As of January 1, 2008 the Compensation Committee of the Board of directors established a non-equity incentive compensation plan for Mr. Ritacco, Dowd and Strauss, based on achieving certain goals for the calendar year ended December 31, 2008. As of January 2, 2009, the Compensation Committee has not determined whether the applicable performance measures were achieved or the level of non-equity incentive compensation which will be paid under this plan for the calendar year ended December 31, 2008.

(5)	We did not maintain any nonqualified deferred compensation plans in the fiscal years ended September 30, 2007 or 2008.

(6)	For 2008, represents (a) 401(k) contributions made by Community Mutual for Mr. Ritacco, Mr. Dowd and Mr. Strauss in the amounts of $10,500, $3,523, and $5,927, respectively, and (b) the distribution of shares of the Company’s common stock under the ESOP to Mr. Ritacco, Mr. Dowd and Mr. Strauss in the amounts of $8,060, $5,863, and $4,342, respectively. For 2007, represents 401(k) contributions made by Community Mutual for each named executive officer. The named executive officers also participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. We provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

The following table provides information about the outstanding equity awards to CMS Bancorp and Community Mutual’s President and Chief Executive Officer, Chief Financial Officer, and Senior Vice President and Senior Lending Officer (collectively, the “named executive officers”). CMS Bancorp has no other executive officers.

Outstanding Equity Awards at September 30, 2008

Name	Grant Date of Award	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
John E. Ritacco	11/28/07	51,379	$10.12	11/28/2017	20,551	158,654
Stephen Dowd	11/28/07	22,000	$10.12	11/28/2017	10,000	77,200
Christopher Strauss	11/28/07	22,000	$10.12	11/28/2017	10,000	77,200

Pension Benefits

Tax Qualified Pension Plan. Community Mutual maintains a tax-qualified pension plan that covers substantially all employees who are age 18 or older and have at least one year of service. The following table shows the estimated aggregate benefits payable under the tax-qualified pension plan upon retirement at age 65 with various years of service and average compensation combinations.

	Years of Benefit Service
Average Compensation(1)	10	15	20	25	30
$125,000	41,667	62,500	62,500	62,500	62,500
150,000	50,000	75,000	75,000	75,000	75,000
175,000	58,333	87,500	87,500	87,500	87,500
200,000	66,667	100,000	100,000	100,000	100,000
225,000	68,333	102,500	102,500	102,500	102,500
250,000	68,333	102,500	102,500	102,500	102,500

(1)	Average compensation is average base salary, as reported in the “Salary” column of the Summary Compensation Table, for the highest three consecutive years of employment within the final 10 years of employment. Tax laws impose a limit ($230,000 for individuals retiring in 2008) on the average compensation that may be counted in computing benefits under the tax-qualified pension plan.

The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts.

401(k) Plan. Community Mutual maintains a tax-qualified 401(k) defined contribution plan for employees who have attained age 18 and have at least one year of service. Eligible employees may make pre-tax contributions to the plan through salary reduction elections from annual compensation, subject to limitations of the Internal Revenue Code (the “Code”) (for 2008, the annual limit was $15,500 for participants under the age of 50). Community Mutual may make a discretionary matching contribution to the plan equal to a fixed percentage of annual compensation contributed to the plan on a pre-tax basis by the eligible employee.

Employee Stock Ownership Plan (“ESOP”). This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and have attained age 18. Although contributions to this plan are discretionary, Community Mutual intends to contribute enough money each year to make the required principal and interest payments on the loan from CMS Bancorp. The loan is for a term of up to 30 years and calls for level annual payments of principal plus interest. The plan initially pledged the shares it purchases as collateral for the loan and holds them in a suspense account.

The employee stock ownership plan does not distribute the pledged shares right away. Instead, it releases a portion of the pledged shares annually. The employee stock ownership plan allocates the shares released each year among the accounts of participants in proportion to their salary for the year. For example, if a participant’s salary for a year represents 1.0% of the total salaries of all participants for the year, the plan allocates to that participant 1.0% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

The employee stock ownership plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flow.

Non-Equity Incentive Compensation Plans

CMS Bancorp, Inc. 2008 Non-Equity Incentive Compensation Plan. In 2008, The Compensation Committee developed a non-equity incentive compensation plan for executive management of CMS Bancorp and Community Mutual Savings Bank. Targets under the non-equity incentive compensation plan were established using a formula for each executive and are based on meeting a combination of goals on a calendar year basis, including growth in interest and non-interest income, growth in loans, control over non-interest expense, and achieving personal goals. Actual awards will be determined by the Compensation Committee, after considering the achievement of the goals described above, overall compensation compared to a peer group, and other factors.

Equity Compensation Plans

CMS Bancorp, Inc. 2007 Stock Option Plan. CMS Bancorp has a Stock Option Plan in effect that was approved by the shareholders and became effective on November 9, 2007. The purpose of the Stock Option Plan is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in CMS Bancorp. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. CMS Bancorp has reserved an aggregate of 205,516 shares of common stock for issuance upon the exercise of stock options granted under the Plan. Such shares may be unissued shares or shares previously issued and subsequently reacquired by CMS Bancorp. Any shares subject to grants under the plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full shall be available for new option grants. During the fiscal year ended September 30, 2008, stock options to purchase an aggregate of 152,154 shares of common stock were granted to directors and officers of Community Mutual Savings Bank, and 53,362 options remain available for future grant. Options are granted based on the conclusions of the Compensation Committee, after considering factors including, but not limited to the persons’ individual performance, level of achievement of personal goals, contribution to corporate performance and achievement of corporate goals, overall compensation compared to a peer group and other factors.

CMS Bancorp, Inc. 2007 Recognition and Retention Plan. CMS Bancorp’s Recognition and Retention Plan was approved by shareholders and became effective on November 9, 2007. Like the Stock Option Plan, the Recognition and Retention Plan functions as a long-term incentive compensation program for eligible officers, employees and outside directors of CMS Bancorp and Community Mutual.

The Recognition and Retention Plan is not subject to ERISA and is not a tax-qualified plan. The members of the Board of Directors’ Compensation Committee administer the Recognition and Retention Plan. CMS Bancorp pays all costs and expenses of administering the Recognition and Retention Plan. During the year ended September 30, 2008, 61,701 shares of restricted stock were granted to directors and officers of Community Mutual Savings Bank, and 20,505 shares remain available for future grants. CMS Bancorp has established a trust and contributed $856,001 to the trust during the year ended September 30, 2008, enabling the trust to purchase 82,206 shares of common stock authorized under the Recognition and Retention Plan. No contributions by participants will be permitted. Stock is granted based on the conclusions of the Compensation Committee, after considering factors including, but not limited to the persons individual performance, level of achievement of personal goals, contribution to corporate performance and achievement of corporate goals, overall compensation compared to a peer group and other factors.

Termination and Change in Control Benefits

Employment Agreement. On July 30, 2008, Community Mutual entered into an amended and restated employment agreement with Mr. Ritacco, effective January 1, 2008. The agreement has an initial term of three years, ending December 21, 2010, and will be reviewed on the one-year anniversary of the agreement, upon such time the Board may extend the agreement for one additional year. Upon termination for Good Reason, without Cause, or upon a Change of Control (as each term is defined in the employment agreement), Mr. Ritacco would be entitled to: (1) the unpaid portion of any compensation earned up until the date of termination; (2) any benefits to which he is entitled to as a former employee benefit plans and programs maintained by Community Mutual; (3) continued health and welfare benefits until the earliest date he becomes eligible for such benefits maintained by a subsequent employer or the date of the remaining unexpired employment period; (4) a lump sum payment equal to the greater of his annual salary at the rate in effect immediately prior to his termination of employment, or the the salary that he would have earned through the Remaining Unexpired Employment Term (as defined in the employment agreement); and (5) an amount equal to the value of annual bonus he would have earned if he continued working for Community Mutual through the Remaining Unexpired Employment Term of the employment agreement at the highest annual rate achieved during the three years preceding the year of termination. The employment agreement with Community Mutual does not provide for 280G indemnification.

On July 30, 2008, CMS Bancorp, Inc. entered into a parallel and amended and restated employment agreement with Mr. Ritacco with terms substantially identical to the employment agreement between Community Mutual and Mr. Ritacco. However, under the employment agreement with CMS Bancorp, Inc., the Remaining Unexpired Employment Term shall be deemed to equal three (3) years for the purpose of determining the severance payments that would be payable to Mr. Ritacco upon a termination of employment following a Change in Control. Additionally, if upon a Change in Control Mr. Ritacco receives any severance payments under the employment agreement that would constitute an excess parachute payment within the meaning of Section 280G of the Code, then CMS Bancorp, Inc. will provide him with an additional payment to make him whole for any excise taxes that may be imposed under that Code Section.

Change of Control Agreements. Community Mutual has entered into two-year change of control agreements with Mr. Ritacco, Mr. Dowd, Mr. Strauss, Diane Cocozzo and Laura Caruolo. Mr. Ritacco, Mr. Dowd and Mr. Strauss are officers of CMS Bancorp and officers of the bank, while Ms. Cocozzo and Ms. Caruolo are officers of only the bank. These agreements are guaranteed by CMS Bancorp, Inc. The term of these agreements is perpetual until Community Mutual gives notice of non-extension, at which time the term is fixed for two years.

Generally, Community Mutual may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if CMS Bancorp or Community Mutual sign a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it could not terminate an officer’s employment without cause without liability for severance benefits. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for an additional two years. Community Mutual would pay the same severance benefits if the officer resigns after a change of control following a loss of title or office, material reduction in duties, functions, compensation or responsibilities, involuntary relocation of his or her principal place of employment to a location over 35 miles from Community Mutual’s principal office on the day before the change of control and over 35 miles from the officer’s principal residence or other material breach of contract which is not cured within 30 days. These agreements also provide uninsured death and disability benefits.

If CMS Bancorp and Community Mutual experience a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Code, a portion of any severance payments under the change of control agreements might constitute an “excess parachute payment” under current federal tax laws. Under the change in control agreements, any severance payments made which are subject to section 280G of the Code would be reduced to the extent necessary to avoid the imposition of an excise tax and related non-deductibility under section 280G of the Code.

Shareholder Communications with Our Board of Directors

Shareholders may contact our Board of Directors or our non-management directors as a group by contacting Stephen Dowd, Senior Vice President, Chief Financial Officer & Secretary, CMS Bancorp, Inc., 123 Main Street, White Plains, New York 10601. All comments will be forwarded directly to the Board of Directors, or to the non-management directors as a group, as appropriate.

Code of Ethics

CMS Bancorp has adopted a Code of Ethics that is applicable to all officers, directors and employees of CMS Bancorp and its affiliates. The Code of Ethics is available on our website, www.cmsbk.com, under the Management Team tab. You may also send a request for a free copy of the Code of Ethics to our principal executive offices: CMS Bancorp, Inc., Attn: Corporate Secretary, 123 Main Street, White Plains, New York 10601.

Annual Meeting Attendance Policy

The 2009 Annual Meeting of Shareholders is the second annual meeting held by CMS Bancorp following the conversion and stock offering completed on April 4, 2007. It is the policy of CMS Bancorp that all directors and nominees should attend the annual meeting. All directors and nominees attended the 2008 Annual Meeting of Shareholders.

PRINCIPAL ACCOUNTING FEES AND SERVICES

During the fiscal years ended September 30, 2008 and 2007, CMS Bancorp retained Beard Miller Company LLP to provide audit and other services and incurred fees as follows:

	2008	2007
Audit fees(1)	$65,500	$127,967
Audit related fees	—	—
Tax fees(2)	8,500	5,000
All other fees	—	—

Total	$74,000	$132,967

(1)	Includes professional services rendered for the audit of CMS Bancorp’s annual financial statements and review of financial statements included in Forms 10-QSB, or services provided annually in connection with statutory and regulatory filings (filing of Form 10-KSB. 10QSB and Form S-8 with related provision of comfort letters), including out-of-pocket expenses. The fees for 2007 include $72,920 related to CMS Bancorp’s initial public offering.

(2)	Tax fees consisted of fees related to the preparation of CMS Bancorp’s income tax returns.

Preapproval Policies and Procedures

The Audit Committee, or a designated member of the Audit Committee, shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for CMS Bancorp by its independent auditor, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by CMS Bancorp to its auditor during the fiscal year in which the services are provided; (2) such services were not recognized by CMS Bancorp at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

CMS Bancorp’s Audit Committee has reviewed and discussed the audited financial statements of CMS Bancorp for the fiscal year ended September 30, 2008 with management and Beard Miller Company LLP, CMS Bancorp’s independent registered public accounting firm. CMS Bancorp’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Beard Miller Company LLP.

The Audit Committee has received the written disclosures and the letter from Beard Miller Company LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed Beard Miller Company LLP’s independence with respect to CMS Bancorp with Beard Miller Company LLP.

Based on the review and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CMS Bancorp’s Annual Report on Form 10-KSB for the year ended September 30, 2008 for filing with the SEC.

Audit Committee of CMS Bancorp, Inc.

Cheri R. Mazza, Chairperson

William V. Cuddy, Jr.

Matthew G. McCrosson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE AND TRANSACTIONS WITH CERTAIN RELATED PERSONS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CMS Bancorp’s directors and executive officers, and persons who own more than 10% of CMS Bancorp’s common stock, to report to the SEC their initial ownership of CMS Bancorp’s common stock, on Form 3, and any subsequent changes in that ownership, on Form 4. Reports on Form 3 must be filed within 10 days of becoming a beneficial owner, director or officer. Reports on Form 4 must be filed before the end of the second business day following the day on which the transaction effecting a change in ownership occurred. CMS Bancorp is required to disclose in this annual report any late filings or failures to file.

To CMS Bancorp’s knowledge, based solely on its review of the copies of such reports furnished to CMS Bancorp and written representations that no other reports were required during the fiscal year ended September 30, 2008, all Section 16(a) filing requirements applicable to CMS Bancorp’s executive officers and directors during fiscal year 2008 were met.

Transactions with Certain Related Persons

CMS Bancorp did not have any outstanding loans to directors and officers at September 30, 2008, however, we do have outstanding loans to members of certain of these individuals’ families, as well as to certain employees. These loans are made in the ordinary course of our business and are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to customers who do not have a personal or familial relationship with us. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Thomas G. Ferrara, the Chairman of the Board of Directors of CMS Bancorp, is the President of Future Value Associates, Ltd., a consulting firm for 401(k) plans, benefit plans, estate planning, insurance and variable annuities and mutual funds. Mr. Ferrara owns 51% of the equity interests in Future Value Associates, Ltd. Sarah Becker, the Executive Vice President of Future Value Associates, LTD., who is a registered representative of Park Avenue Securities and a field representative for The Guardian Life Insurance Company of America, holds 49% of Future Value Associates, Ltd. Ms. Becker is a consultant for Community Mutual with respect to its benefit plans. Community Mutual does not compensate this agent directly for her involvement; she makes commissions from Park Avenue and Guardian due to products purchased by Community Mutual Savings Bank for its benefits plans. For the fiscal year ended September 30, 2008, Ms. Becker received aggregate compensation from CMS Bancorp, directly and indirectly of $13,530.53. None of this compensation was paid to Mr. Ferrara or Future Value Associates, Ltd. The fees received by Ms. Becker for professional services rendered to Community Mutual during the year ended September 30, 2008 did not exceed 5% of the firm’s gross revenues.

The Board of Directors unanimously recommends a vote “FOR” the all of the nominees for election as directors of CMS Bancorp, Inc.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended September 30, 2008 was Beard Miller Company LLP. The Audit Committee has appointed Beard Miller Company LLP to act as our independent registered public accounting firm for the fiscal year ending September 30, 2009, and we are asking shareholders to ratify the appointment.

Representatives of Beard Miller Company LLP are expected to be present at the annual meeting to answer questions concerning the financial statements and to make a statement at the meeting if they so desire.

The affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal is required for ratification.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Beard Miller Company LLP as the independent registered public accounting firm for CMS Bancorp, Inc. for the 2009 fiscal year.

PROPOSAL 3

AN AMENDMENT TO CMS BANCORP’S CERTIFICATE OF

INCORPORATION TO REDUCE THE NUMBER OF SHARES OF

COMMON STOCK, $0.01 PAR VALUE, CMS BANCORP IS

AUTHORIZED TO ISSUE FROM 14,000,000 SHARES TO 7,000,000.

On December 23, 2008 the Board of Directors unanimously approved, subject to shareholder approval, a proposal to amend Section 1 of Article IV of the CMS Bancorp’s Certificate of Incorporation (the “Amendment”), to reduce the number of shares of common stock we are authorized to issue to 7,000,000 shares. Currently, CMS Bancorp is authorized to issue up to 1,000,000 shares of preferred stock and up to 14,000,000 shares of common stock. The proposed text of the revised Section 1, Article IV appears as Appendix C to this proxy statement.

As of January 2, 2009, no preferred shares had been issued or were outstanding, a total of 1,924,118 shares of common stock were issued and outstanding and a total of up to 205,516 shares of common stock were reserved for possible future issuance on exercise of outstanding stock options or for future grants of options or other equity incentives under CMS Bancorp’s outstanding stock incentive plans. Therefore, if the proposed Amendment is approved by the shareholders at the Annual Meeting, we would still have available for future issuance, by Board action alone, a total of 1,000,000 shares of preferred stock and a total of 4,870,366 shares of common stock. The Board of Directors believes that these available shares will be adequate to meet CMS Bancorp’s needs for the foreseeable future.

Purpose of the Reduction in Authorized Shares

The purpose of the reduction in the number of authorized shares of common stock is to reduce our Delaware franchise tax liability. A reduction in the number of authorized shares will not affect any shareholders interest or ownership in CMS Bancorp. The amendment will not affect the par value of the common stock, which would remain $0.01 per share. Currently, CMS Bancorp incurs an annual Delaware franchise tax liability of approximately $45,000, based on the number of CMS Bancorp’s authorized shares of common stock and preferred stock. By reducing the number of shares of common stock that CMS Bancorp is authorized to issue to 7,000,000 shares, CMS Bancorp will be able to reduce its annual Delaware franchise tax liability to approximately $22,500, resulting in annual savings to CMS Bancorp of approximately $22,500.

The Board of Directors has determined that it is in the best interest of CMS Bancorp and its shareholders to reduce the number of authorized shares of common stock as described herein because, in its business judgment, the reduced number of authorized shares will still provide adequate flexibility to CMS Bancorp in engaging in future capital raising transactions, acquisitions or other transactions which might require the issuance of common stock or preferred stock, while allowing CMS Bancorp to reduce its Delaware franchise tax liability.

Vote Required to Reduce the Authorized Number of Shares of Preferred Stock and Common Stock

The approval of the proposal described above to amend CMS Bancorp’s Certificate of Incorporation to reduce the authorized number of shares of CMS Bancorp’s common stock requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting. Proxies solicited by the Board of Directors for which no specific instruction is given with respect to this Proposal in any proxy will be voted FOR the Amendment to reduce the authorized number of shares of CMS Bancorp’s common stock. Abstentions and broker non-votes will have the same effect as a vote against this Proposal.

The Board of Directors unanimously recommends a vote “FOR” the authorization to amend CMS Bancorp’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 14,000,000 to 7,000,000 shares.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit proposals to be included in our proxy statement for the 2010 Annual Meeting of Shareholders, we must receive them on or before September ___, 2009, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what shareholder proposals are required to be in the proxy statement. All shareholder proposals for inclusion in our proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and as with any shareholder proposal (regardless of whether it is included in our proxy materials), our Certificate of Incorporation and bylaws, and Delaware law.

By Order of the Board of Directors,

Stephen Dowd
Senior Vice President, Chief Financial Officer and Secretary

White Plains, New York

January ___, 2009

To assure that your shares are represented at the annual meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

Appendix A

Proposal 3 – Approve an amendment to CMS Bancorp’s Certificate of Incorporation to reduce the number of shares of common stock, $0.01 par value, CMS Bancorp is authorized to issue from 14,000,000 to 7,000,000.Text of Revised Article IV, Section 1:

Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eight million (8,000,000) shares, of which one million (1,000,000) shares shall be preferred stock, par value one cent ($.01) per share (the “Preferred Stock”), and seven million (7,000,000) shares shall be common stock, par value one cent ($.01) per share (the “Common Stock”). The Preferred Stock and Common Stock are sometimes hereinafter, collectively, referred to as the “Capital Stock.”

ANNUAL MEETING OF SHAREHOLDERS OF

CMS BANCORP, INC.

February 19, 2009

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20230300000000001000 3

021909

The Board of Directors unanimously recommends a vote FOR the nominees named in Item 1 and a vote FOR the proposals in Items 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of the two Directors for a term of office to expire in 2012 or until their successors are elected and qualified.

FOR ALL NOMINEES

WITHHOLD FOR ALL NOMINEES AUTHORITY

(See FOR ALL instructions EXCEPT below)

NOMINEES:

O Susan A. Massaro O Matthew G. McCrosson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. Ratify the appointment of Beard Miller Company LLP as CMS Bancorp Inc.’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

FOR AGAINST ABSTAIN

3. Approve the amendment to CMS Bancorp Inc.’s Certificate of Incorporation to reduce the number of shares of common stock, $0.01 par value, CMS Bancorp Inc. is authorized to issue from 14,000,000 shares to 7,000,000 shares.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders dated January _, 2009.

I Will Attend Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CMS BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors of CMS Bancorp, Inc. for the Annual Meeting of Shareholders to be held on February 19, 2009.

The undersigned shareholder of CMS Bancorp, Inc. hereby appoints Thomas G. Ferrara and John E. Ritacco, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of CMS Bancorp, Inc. held of record by the undersigned on January 2, 2009, at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on February 19, 2009 at 3:00 p.m., Eastern time, at the Crowne Plaza Hotel, located at 66 Hale Avenue, White Plains, New York 10601, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Annual Meeting of Shareholders and Proxy Statement, dated January _, 2009, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposals listed in Items 2 and 3.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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